Updated 1Q 2015 Guidance March 27, 2015 Exhibit 99.2

This Presentation includes and references “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, expectations regarding refining margins, revenues, cash flows, capital expenditures, turnaround expenses and other financial items. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins and profitability. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar terms and phrases to identify forward-looking statements in this Presentation, which speak only as of the date the statements were made. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this Presentation. Forward Looking Statements 2

1Q 2015 Guidance - Update 3 California Pacific Northwest Mid- Continent Consolidated Throughput (mbpd) 415 - 435 145 - 155 110 - 120 670 - 710 January1 490 – 505 165 – 170 125 – 130 February1 375 – 385 160 – 165 125 – 130 March1 375 – 385 130 - 135 110 – 115 Manufacturing Cost ($/bbl) $ 7.70 – 7.95 $ 4.15 – 4.35 $ 4.70 – 4.95 $ in millions Corporate/System Refining/ Logistics Depreciation $ 110/40 Corporate Expense Before Depreciation $ 60 Interest Expense Before Interest Income $ 63 1) Monthly throughput guidance is being provided this quarter only as a result of several unusual items which include the USW strike and idling of the Martinez refinery, along with unusually volatile margins.